UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Europe 2001 HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16261 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)

One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 30, 2010, the 1-for-5 reverse stock split of Oclaro Inc., an underlying constituent of the Europe 2001 HOLDRS Trust, became effective.  As a result, the quantity of shares of Oclaro Inc. represented by each 100 share round-lot of Europe 2001 HOLDRS will decrease from 1.2 shares to 0.24 shares.  Starting May 3, 2010, deposits of shares of Oclaro Inc. for creations of Europe 2001 HOLDRS will decrease from 1.2 shares to 0.24 share per round-lot of 100 Europe 2001 HOLDRS.

On May 27, 2010, the acquisition of SkillSoft PLC by SSI Investments III Limited became effective.  As a result, SkillSoft PLC will no longer be an underlying constituent of the Europe 2001 HOLDRS Trust.  In connection with the acquisition, SkillSoft PLC shareholders will receive $11.20 in cash for each share of SkillSoft PLC held.  The Bank of New York Mellon will receive $67.20 for the 6 shares of SkillSoft PLC per 100 shares round-lot of Europe 2001 HOLDRS.  The Bank of New York Mellon will distribute the cash at a rate of $0.672 for each depositary share of Europe 2001 HOLDRS.  The record date for the distribution will be June 8, 2010.

Effective June 7, 2010 (the “delisting date”), Daimler AG, an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on the NYSE.  Pursuant to the prospectus for the Europe 2001 HOLDRS Trust, if Daimler AG is not listed for trading on another national securities exchange within five business days from the delisting date, it shall be distributed by The Bank of New York Mellon.  The rate of distribution is 0.04 Daimler AG shares per Europe 2001 HOLDRS.  The record date and pay date for the distribution shall be June 17, 2010 and June 22, 2010, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Europe 2001 HOLDRS Trust Prospectus Supplement dated June 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: June 7, 2010	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Europe 2001 HOLDRS Trust Prospectus Supplement dated June 7, 2010.